EXHIBIT 14

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Statements and Experts", and to the use of our reports dated December 6, 2000 with respect to Dreyfus Premier Worldwide Growth Fund, Inc. and February 9, 2001 with respect to Dreyfus Global Growth Fund which are incorporated by reference in this Registration Statement on Form N-14 of Dreyfus Premier Worldwide Growth Fund, Inc.



                                                       /s/ ERNST & YOUNG LLP


New York, New York
April 16, 2001